UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

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OPTIMUMBANK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Florida	0001288855	55-0865043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2477 E. Commercial Blvd., Ft. Lauderdale, FL 33308

(Address of principal executive offices)

(954) 776-2332

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 1.01.

Entry into a Material Definitive Agreement.

On December 29, 2005, the Board of Directors of OptimumBank Holdings, Inc., (the “Company”) approved an immediate acceleration of the vesting for all unvested stock options previously awarded to employees, officers and directors. The accelerated options were issued under the previously approved Company Stock Option Plan. The Board of Directors made the decision to immediately vest these options based primarily on the issuance of SFAS No. 123R, “Share-based payment”. Absent the acceleration of these options, upon adoption of SFAS No. 123R on January 1, 2006, the Company would have been required to recognize approximately $210,000 in pre-tax compensation expense from these options over their remaining vesting terms (through June 2009), including approximately $106,000 in pre-tax compensation expense for 2006. By vesting all previously unvested options in December 2005, the stock-based compensation expense under SFAS No. 123 will only be reflected in the Company’s footnote disclosures for 2005. Since the company currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), it will report compensation expense related to the affected options for disclosure purposes only in it is fourth quarter 2005 financial statements in accordance with Financial Accounting Standards Board Statement No. 123 (Accounting for Stock-Based Compensation).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.
By	/s/ RICHARD L. BROWDY
Richard L. Browdy President

Date:  February 6, 2006